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SCHEDULE 16 CALCULATIONS
WARBURG PINCUS SMALL COMPANY GROWTH FUND
FOR THE YEAR ENDED OCTOBER 31, 1997
ANNUALIZED TOTAL RETURNS WITH WAIVERS

         COMMON SHARES

                                   1/1
One Year        ((00,000.00/10000)    -1)=  0.00%

                                   1/3
Three Year      ((00,000.00/10000)    -1)=  0.00%

                                  1/5
Five year       ((00,000.00/10000)    -1)=  0.00%


From Inception  ((12,250.00/10000)    -1)= 22.50%


ANNUALIZED TOTAL RETURNS WITHOUT WAIVERS

COMMON SHARES

                                  1/1
One Year        ((00,000.00/10000)    -1)=  0.00%

                                  1/3
Three Year      ((00,000.00/10000)    -1)=  0.00%

                                  1/5
Five year       ((00,000.00/10000)    -1)=  0.00%


From Inception  ((11,980.00/10000)    -1)= 19.80%